                                                                   Exhibit (1)B

                                    TERMS AGREEMENT


                                                               January 23, 2001

Credit Suisse First Boston Corporation
As representative of the
several Underwriters
named in Schedule I hereto
     Eleven Madison Avenue
     New York, NY 10010-3629

Ladies and Gentlemen:

     Ecolab Inc., a Delaware corporation (the "COMPANY"), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated January 23, 2001 (the "UNDERWRITING AGREEMENT"), between the Company, on the one hand, and Credit Suisse First Boston Corporation, Banc of America Securities LLC, Chase Securities Inc. and Salomon Smith Barney Inc. on the other hand, to issue and sell to the Underwriters named in Schedule I hereto (the "UNDERWRITERS") the Debt Securities specified in Schedule II hereto (the "DESIGNATED SECURITIES"). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and will be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Each of the representations and warranties set forth therein will be deemed to have been made at and as of the date of this Terms Agreement, except that each representation and warranty which refers to the Prospectus in Section 1 of the Underwriting Agreement will be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined) and also a representation and warranty as of the date of this Terms Agreement in relation to the Prospectus, as amended or supplemented, relating to the Designated Securities which are the subject of this Terms Agreement. Each reference to the Representative herein and in the provisions of the Underwriting Agreement so incorporated by reference will be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representative designated to act on behalf of each of the Underwriters of the Designated Securities pursuant to the Underwriting Agreement and the address of such Representative are set forth at the end of Schedule II hereto.

     An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

     Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in

Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

     If the foregoing is in accordance with your understanding, please sign and return to us one of the counterparts hereof. Upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, will constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which will be submitted to the Company for examination upon request, but without warranty on the part of the Representative as to the authority of the signers thereof.

                                       Very truly yours,

                                       ECOLAB INC.


                                       By:   /s/  Daniel J. Schmechel
                                           ----------------------------------
                                           Name:  Daniel J. Schmechel
                                           Title: Vice President and Treasurer


Accepted as of the date hereof:

Credit Suisse First Boston Corporation


On behalf of each of the Underwriters

By: CREDIT SUISSE FIRST BOSTON CORPORATION


By:   /s/  Joseph Fashano
    --------------------------------------
    Name:  Joseph Fashano
    Title: Director

                                      SCHEDULE I


Underwriters                                                      Principal Amount
------------                                                      ----------------
Credit Suisse First Boston Corporation.........................     $ 90,000,000
Chase Securities Inc. .........................................       30,000,000
Banc of America Securities LLC.................................       15,000,000
Salomon Smith Barney Inc. .....................................       15,000,000
                                                                    ------------
Total..........................................................     $150,000,000
                                                                    ============

                                     SCHEDULE II

UNDERWRITING AGREEMENT DATED JANUARY 23, 2001


REGISTRATION STATEMENT NO. 333-14771


TITLE, PURCHASE PRICE AND DESCRIPTION OF DESIGNATED SECURITIES:

     Title: 6.875% Notes due February 1, 2011

     Aggregate Principal Amount: $150 million

     Price to Public: 99.152%

     Purchase Price by Underwriters: 98.502% of principal amount, plus accrued interest, if any, from January 26, 2001

     Sinking Fund Provisions: None

     Redemption Provisions: As described in the prospectus supplement dated January 23, 2001.

     Listing:  None

APPLICABLE SECURITIES AGREEMENT: None

MATURITY: Februrary 1, 2011

INTEREST RATE: 6.875%

INTEREST PAYMENT DATES: Februrary 1 and August 1, commencing August 1, 2001

REGULAR RECORD DATES: January 15 and July 15

TIME OF DELIVERY AND LOCATION: The Underwriters will pay for the Designated Securities upon delivery thereof at the offices of Shearman & Sterling at 9:00 a.m. (New York time) on January 26, 2001, or at such other time, not later than 1:00 p.m. (New York time), as will be jointly designated by the Representative and the Company.

NAMES AND ADDRESS OF REPRESENTATIVE:

Designated Representative: Credit Suisse First Boston Corporation

Address for Notices, etc.: Eleven Madison Avenue, New York, New York
10010-3629